                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  DEPUY, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                              35-1989795
     (State of incorporation                    (I.R.S. Employer
         or organization)                      Identification No.)


          P.O. Box 988
      700 Orthopaedic Drive
          Warsaw, Indiana                         46581-0988
(Address of principal executive offices)          (Zip Code)



If this form relates to the             If this form relates to the
registration of a class of debt         registration of a class of debt
securities and is effective upon        securities and is to become effective
filing pursuant to General              simultaneously with the effectiveness
Instruction A(c)(1) please check the    of a concurrent registration
following box.  [ ]                     statement under the Securities Act of
                                        1933 pursuant to General Instruction
                                        A(c)(2) please check the following
                                        box.  [ ]

               Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                Name of Each Exchange on Which
         to be so Registered                Each Class is to be Registered
--------------------------------------  --------------------------------------
Common Stock, par value $.01 per share         New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

          None
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The description of the Registrant's Common Stock set forth under the caption "Description of Capital Stock" contained in the prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-09345) is incorporated by reference herein.

ITEM 2.  EXHIBITS.

          The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, all exhibits required by Instruction II of the Instructions As to Exhibits will be duly filed with each copy of this registration statement filed with the New York Stock Exchange.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         DEPUY, INC.


Date:  October 23, 1996                  By:  /s/ Steven L. Artusi
                                         --------------------
                                         Steven L. Artusi
                                         Senior Vice President, General Counsel
                                         and Secretary